UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2013

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2013 Annual Meeting of Stockholders on April 23, 2013, the following actions were taken:

•	Orlando Ayala, Pamela A. Joseph and Tommy G. Thompson were re-elected as Class III Directors; and

•	The selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, was ratified; and

•	The proposal to approve the advisory vote on executive compensation was approved.

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant's annual meeting of shareholders on April 23, 2013 are as follows:

1.	Election of Directors:	For	Withheld	Broker Non-Votes
	Orlando Ayala	42,240,351	5,962,758	1,357,375
	Pamela A. Joseph	42,240,865	5,962,244	1,357,375
	Tommy G. Thompson	42,006,952	6,196,157	1,357,375

		For	Against	Abstentions
2.	Ratification of KPMG LLP as registered public accountants	48,381,572	1,126,319	52,593

		For	Against	Abstentions	Broker Non-Votes
3.	Advisory resolution to approve executive compensation	35,788,285	12,353,578	61,246	1,357,375

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	April 24, 2013	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer